    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 2, 2001
                                                  REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                             PLAINS RESOURCES INC.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                            13-2898764
  (State or Other Jurisdiction                             (I.R.S. Employer
of Incorporation or Organization)                         Identification No.)

                             500 DALLAS, SUITE 700
                             HOUSTON, TEXAS  77002
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                PLAINS RESOURCES INC. 2001 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                              TIMOTHY T. STEPHENS
   EXECUTIVE VICE PRESIDENT OF ADMINISTRATION, SECRETARY AND GENERAL COUNSEL
                             PLAINS RESOURCES INC.
                             500 DALLAS, SUITE 700
                             HOUSTON, TEXAS  77002
                    (Name and Address of Agent for Service)

                                 (713) 654-1414
         (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                           MICHAEL E. DILLARD, P.C.
                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P
                       1900 PENNZOIL PLACE - SOUTH TOWER
                              711 LOUISIANA STREET
                             HOUSTON, TEXAS  77002
                                 (713) 220-5800

                             ______________________

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                                           PROPOSED              PROPOSED          AMOUNT OF
       TITLE OF SECURITIES            AMOUNT TO BE          MAXIMUM               MAXIMUM         REGISTRATION
         TO BE REGISTERED            REGISTERED (1)   OFFERING PRICE PER    AGGREGATE OFFERING        FEE
                                                           SHARE (2)             PRICE (2)
--------------------------------------------------------------------------------------------------------------
 Common Stock, par value $0.10           4,000,000          $26.00             $104,000,000        $26,000
  per share
==============================================================================================================

(1) Issuable upon the exercise of options or awards available for grant under the Plains Resources Inc. 2001 Stock Incentive Plan. The number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(h). The offering price and registration fee are computed on the basis of the average of the high and low prices of the common stock as reported on the American Stock Exchange on July 30, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information required in Part I of this registration statement will be provided to each participant in the Plains Resources Inc. 2001 Stock Incentive Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information previously filed by us with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this registration statement:

(a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000; filed on April 2, 2001;

(b)  Amendment No. 1 to our Annual Report on Form 10-K/A filed on April 30;
     2001;

(c)  Our Current Report on Form 8-K filed May 10, 2001;

(d)  Our Current Report on Form 8-K filed June 13, 2001;

(e)  Our Current Report on Form 8-K filed July 17, 2001;

(f) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 15, 2001;

(g)  Our Definitive Proxy Statement on Form 14A, filed on June 13, 2001; and

(h) The description of our common stock, par value $0.10 per share, contained in our registration statement on Form 8-A for registration of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     In addition, all documents we subsequently file pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with resect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Article Tenth of our Second Restated Certificate of Incorporation provides that we shall indemnify to the fullest extent authorized or permitted by law any person made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal or otherwise) by reason of fact that he or she, or his or her testator or intestate, is or was one of our directors or officers or by reason of the fact that such director or officer, at our request, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. The rights to indemnification set forth above are not exclusive of any other rights to which such person may be entitled under any statute, provision of our Second Restated Certificate of Incorporation or Bylaws, agreements, vote of stockholders or disinterested directors or otherwise.

     Additionally, Article VIII of our Bylaws provides for mandatory indemnification to at least the extent specifically allowed by Section 145 of the DGCL. The Bylaws generally follow the language of Section 145 of the DGCL, but in addition specify that any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under the Bylaws, notwithstanding any contrary determination denying indemnification made by our board of directors, by independent legal counsel, or by the stockholders, and notwithstanding the absence of any determination with respect to indemnification. The Bylaws also specify certain circumstances in which a finding is required that the person seeking indemnification acted in good faith, for purposes of determining whether indemnification is available. Under the Bylaws, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on our records or books of account or those of another enterprise, or on information supplied to him or her by our officers or those of another enterprise in the course of their duties, or on the advice of our legal counsel or that of another enterprise or on information or records given or reports made to us or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by us or another enterprise.

     The above discussion of our Second Restated Certificate of Incorporation and Bylaws, and Section 145 of the DGCL, is not intended to be exhaustive and is qualified in its entirety by each of such documents and such statute.

     Our board of directors has authorized an employment agreement containing indemnification provisions with Mr. William C. Egg, Jr., our Senior Vice President of Engineering. Pursuant to that agreement, we have agreed to indemnify and hold Mr. Egg harmless to the fullest extent permitted by law, from any loss, damage or liability incurred in the course of his employment. The amount paid by us is reducible by the amount of insurance paid to or on his behalf with respect to any event giving rise to indemnification. Mr. Egg's right to indemnification is to survive his death or termination of employment and the termination of his employment agreement.

     In addition, we have entered into an employment agreement, effective as of May 8, 2001, with James C. Flores, our Chairman of the Board and Chief Executive Officer. Pursuant to that agreement, we have agreed to indemnify and hold Mr. Flores harmless to the fullest extent permitted by law, during the term of his employment and for six years thereafter, from any costs, liabilities, losses or exposures incurred in the course of his employment. The agreement also provides that during the term of Mr. Flores' employment and for a period of six years thereafter, Mr. Flores will be named as an insured under any policy that we obtain to insure directors and officers against personal liability incurred in connection with their service in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     4.1 Second Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3(a) to the registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

     4.2 Bylaws of the registrant, as amended to date (incorporated by reference to Exhibit 3(b) to the registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

     4.3* First Amendment to the registrant's Bylaws, effective as of May 15, 2001.

     4.4   Specimen Common Stock Certificate (incorporated by reference to
Exhibit 4 to the registrant's Form S-1 Registration Statement (Reg. No. 333-33986)).

     5.1*  Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

     23.1* Consent of PricewaterhouseCoopers LLP.

     23.2* Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
Exhibit 5.1).

     24.1* Power of Attorney (included on signature page of this registration statement).

______________________________
* filed herewith

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed which the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in this city of Houston, Texas, on the 2nd day of August, 2001.

                                 PLAINS RESOURCES INC.


                                 By:  /s/ James C. Flores
                                      --------------------------------------
                                      James C. Flores
                                      Chairman of the Board and
                                      Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints James C. Flores and Jere C. Overdyke, Jr., with full power to act, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

DATE                                Signature                                            Title
----                                ---------                                            -----
                    /s/ James C. Flores
August 2, 2001      ____________________________                Chairman of the Board and Chief Executive Officer
                    James C. Flores                             (principal executive officer)

                    /s/ Jere C. Overdyke, Jr.
August 2, 2001      ____________________________                Executive Vice President and Chief Financial Officer
                    Jere C. Overdyke, Jr.                       (principal financial officer)

                    /s/ Cynthia A. Feeback
August 2, 2001      ____________________________                Vice President - Accounting and Treasurer
                    Cynthia A. Feeback                          (principal accounting officer)

                    /s/ Jerry L. Dees
August 2, 2001      ____________________________                Director
                    Jerry L. Dees

                    /s/ Tom H. Delimitros
August 2, 2001      ____________________________                Director
                    Tom H. Delimitros

                    /s/ William M. Hitchcock
August 2, 2001      ____________________________                Director
                    William M. Hitchcock

                    /s/ Dan M. Krausse
August 2, 2001      ____________________________                Director
                    Dan M. Krausse


                    /s/ John H. Lollar
August 2, 2001      ____________________________                Director
                    John H. Lollar

                    /s/ D. Martin Phillips
August 2, 2001      ____________________________                Director
                    D. Martin Phillips

                    /s/ Robert V. Sinnott
August 2, 2001      ____________________________                Director
                    Robert V. Sinnott

                    /s/ J. Taft Symonds
August 2, 2001      ____________________________                Director
                    J. Taft Symonds

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION OF EXHIBITS
------   -----------------------

  4.1 Second Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3(a) to the registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

  4.2 Bylaws of the registrant, as amended to date (incorporated by reference to Exhibit 3(b) to the registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

  4.3* First Amendment to the registrant's Bylaws, effective as of May 15, 2001.

  4.4    Specimen Common Stock Certificate (incorporated by reference to
         Exhibit 4 to the registrant's Form S-1 Registration Statement (Reg. No. 333-33986)).

  5.1*   Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

 23.1*   Consent of PricewaterhouseCoopers LLP.

 23.2*   Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
         Exhibit 5.1).

 24.1* Power of Attorney (included on signature pages of this registration statement).

______________________________
*filed herewith